UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2007

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Greer Bancshares Incorporated (the “Company”), the parent company of Greer State Bank (the “Bank”), on June 28, 2007 materially revised its previously stated earnings and growth goals for 2007. At the Annual Shareholders Meeting on April 26, 2007, Kenneth M. Harper, president of Greer Bancshares Incorporated and Greer State Bank, presented the Company’s goals for 2007. These goals reflected growth to $405 million in total assets, net income of $3.5 million, and basic earnings per share of $1.40.

In a subsequent Message to Shareholders dated May 8, 2007, the Company reported that a previously disclosed impaired loan to a local business had deteriorated significantly and would result in a loss estimated in the range of $510,000 to $605,000, net of recoveries and tax effect. On June 28, 2007, the Board of Directors of Greer State Bank approved the charge off of the impaired loan and now estimates a resulting net expense of approximately $650,000 to second quarter earnings.

On the same date, the Board also approved the decision of its loan committee to adopt a new loan loss model that provides a higher level of precision and objectivity in estimating the necessary reserve for loan losses. The initial analysis of loan loss reserves by the Bank’s credit staff, utilizing the new model, indicated the need for approximately $307,000 in additional reserves which was added from second quarter earnings. This addition will bring the reserve level into conformity with the new model’s analysis and the Bank’s loan loss policy.

With these recent developments impacting the Bank’s earnings, and with the recent slowing of loan demand, the Company is revising its growth and earnings goals for 2007. Revised goals are growth to $375 million in total assets, net income of $2.6 million, and basic earnings per share of $1.03.

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Forward-looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ R. Dennis Hennett
Name: Title:	R. Dennis Hennett Chief Executive Officer

Dated: July 2, 2007

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